OMB APPROVAL

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Whitney Holding Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2007
To our Shareholders:
     On March 12, 2007, you were mailed the proxy statement for the 2007 Annual Meeting of Shareholders to be held on April 25, 2007, along with the 2006 Summary Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2006. It was subsequently determined that an incorrect version of the Whitney Holding Corporation 2007 Long-Term Compensation Plan (the “Plan”) was inadvertently included as Exhibit A to the proxy statement. However, the description of the Plan included in Proposal No. 2 to the proxy statement did correctly describe the Plan as approved by our board of directors. Please accept our apology for this error and any confusion it may have caused.
     Included with this letter is the correct copy of the Plan approved by our board of directors as well as the text of Proposal No. 2 that was included in the proxy statement for your reference. These materials should be read in conjunction with the proxy statement that you previously received. If you would like another copy of the proxy statement, you may request a copy by contacting Shirley Fremin toll free at 1-800-347-7272, extension 3627, or at (504) 586-3627.
     YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, your vote is important. If you have not already voted, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope. You can also choose to vote toll free over the telephone or through the Internet following the instructions on the enclosed proxy card. If you have already voted, we appreciate your vote, and the proxies named in the proxy card will vote in accordance with the instructions you provided. If you have already voted and now elect to change your vote, you can re-vote by following the instructions on the enclosed proxy card. You may revoke your proxy any time prior to its exercise, and you may attend the annual meeting and vote in person.

Sincerely,

/s/ Joseph S. Schwertz, Jr.

JOSEPH S. SCHWERTZ, JR.
Corporate Secretary

PROPOSAL NO. 2
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
EXHIBIT A

PROPOSAL NO. 2
APPROVAL OF THE WHITNEY HOLDING CORPORATION
2007 LONG-TERM COMPENSATION PLAN
     On December 20, 2006, the Board of Directors adopted, subject to shareholder approval at the annual meeting, the Whitney Holding Corporation 2007 Long-Term Compensation Plan (the 2007 Plan). If approved, the 2007 Plan will become effective as of the date it is approved by the shareholders.
     The Company currently maintains the Whitney Holding Corporation 2004 Long-Term Incentive Plan, as amended (the 2004 Plan). As of December 31, 2006, there were approximately 1,143,413 shares of the Company’s common stock reserved and available for future awards under the 2004 Plan. If the shareholders approve the 2007 Plan, all future equity grants to the Company’s employees, officers and directors will be made from the 2007 Plan, and the Company will not grant any additional awards under the 2004 Plan. The 2004 Plan as currently in effect will remain in effect if the Company’s shareholders do not approve the 2007 Plan.
     A summary of the 2007 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this proxy statement as Exhibit A.
     Summary of the 2007 Plan
     Purpose. The purpose of the 2007 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers and directors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. The 2007 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, and directors upon whose judgment, interests, and special efforts the successful conduct of the Company’s operation is largely dependent.
     Administration. The 2007 Plan will be administered by the Compensation and Human Resources Committee of the Board (the Compensation Committee), which is composed entirely of independent directors. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.
     Eligibility. The 2007 Plan permits the grant of incentive awards to employees, officers, and nonemployee directors of the Company and its affiliates as selected by the Compensation Committee. As of the record date, the number of eligible participants was approximately 275. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.
     Permissible Awards. The 2007 Plan authorizes the granting of awards in any of the following forms:
•	options to purchase shares of the Company’s common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants ) or incentive stock options (which may be granted to officers and employees but not to nonemployee directors);

•	stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of the common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•	restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•	performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals;

•	dividend equivalents, which entitle the holder of an award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the award; and

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.
     Shares Available for Awards. Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2007 Plan is 3,200,000. Not more than 75% of such aggregate number of shares may be granted as full value awards (which includes any stock-settled award other than in the form of an option or SAR).
     Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2007 Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	150,000
Stock Appreciation Rights	150,000
Restricted Stock or Stock Units	150,000
Performance Units or Shares	150,000 or a value equal to 150,000 shares, determined as of the date of vesting or payout
Other Stock-Based Awards	150,000
     The maximum aggregate amount awarded or credited with respect to cash-based awards under the 2007 Plan to any one participant in any 12-month period is the greater of $4,500,000 or the value of 150,000 shares of common stock, determined as of the date of vesting or payout, as applicable.
     Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any full-value award granted under the 2007 Plan to an employee or officer will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Compensation Committee may permit acceleration of vesting of such awards in the event of the participant’s death, disability, or retirement, or upon the occurrence of a change in control.
     Performance Goals. All options and SARs granted under the 2007 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Internal Revenue Code Section 162(m). The Committee may designate any other award granted under the 2007 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	revenue growth;

•	net income growth;

•	price/earnings ratio;

•	return on average equity;

•	return on average assets;

•	earnings per share on the Company’s common stock;

•	total shareholder return with respect to the Company’s common stock;

•	improvement in attainment of efficiency levels;

•	improvement in credit quality; and

•	attainment of specific strategic business objectives.
     The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such a performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.
     Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
     Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award agreement, upon a participant’s termination of service for a reason other than death, disability, retirement, or any other approved reason, all unexercised, unearned, and/or unpaid awards, including without limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing will be canceled or forfeited, as the case may be. The Committee may promulgate rules and regulations to (i) determine what events constitute termination for an approved reason for purposes of the 2007 Plan, and (ii) determine the treatment of a participant under the 2007 Plan in the event of such participant’s death, disability, retirement or termination for an approved reason.
     Treatment of Awards upon a Change in Control. Unless otherwise provided in an award agreement or any special plan document governing an award, all outstanding options and SARs will become fully vested, all time-based vesting restrictions on outstanding awards will lapse; and the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the effective date of the change in control based upon the greater of the actual level of achievement of all relevant performance goals against target or an assumed achievement of all relevant performance goals at the “target” level and there will be a full payout of the earned award.
     Adjustments. In the event of a transaction between the Company and its shareholders that causes the per-share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2007 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2007 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the Company’s outstanding common stock into a lesser number of shares, the authorization limits under the 2007 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
     Termination and Amendment. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2007 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board or the Compensation Committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of the 2007 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.
     The Compensation Committee may amend or terminate outstanding awards. However, such amendments or terminations may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
     Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require shareholder approval.
     Certain U.S. Federal Income Tax Effects
     The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2007 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.
     Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2007 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.
     Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
     SARs. A participant receiving a SAR under the 2007 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
     Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
     Performance-Based Cash Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance-based cash award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
     Code Section 409A. The 2007 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Plan are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the 2007 Plan may be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.
     Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2007 Plan.
     Benefits to Named Executive Officers and Others
     No awards shall be granted under the 2007 Plan unless approved by shareholders on April 25, 2007. Awards will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by the named executive officers or others pursuant to the 2007 Plan in the future.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” APPROVAL OF THE 2007 PLAN.

EXHIBIT A

WHITNEY HOLDING CORPORATION
2007 LONG-TERM COMPENSATION PLAN

December 2006

WHITNEY HOLDING CORPORATION
2007 LONG-TERM COMPENSATION PLAN

ARTICLE 1 PURPOSE	A-1
1.1 General	A-1

ARTICLE 2 DEFINITIONS	A-1
2.1 Definitions	A-1

ARTICLE 3 EFFECTIVE TERM OF PLAN	A-6
3.1 Effective Date	A-6
3.2 Termination of Plan	A-6

ARTICLE 4 ADMINISTRATION	A-6
4.1 Committee	A-6
4.2 Actions and Interpretations by the Committee	A-7
4.3 Authority of Committee	A-7
4.4 Delegation	A-8
4.5 Award Notices	A-8

ARTICLE 5 SHARES SUBJECT TO THE PLAN	A-8
5.1 Number of Shares	A-8
5.2 Share Counting	A-8
5.3 Stock Distributed	A-8
5.4 Limitation on Awards	A-8
5.5 Minimum Vesting Requirements	A-9

ARTICLE 6 ELIGIBILITY	A-9
6.1 General	A-9

ARTICLE 7 OPTIONS	A-9
7.1 General	A-9
7.2 Incentive Stock Options	A-10

ARTICLE 8 STOCK APPRECIATION RIGHTS	A-10
8.1 Grant of Stock Appreciation Rights	A-10

ARTICLE 9 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	A-11
9.1 Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	A-11
9.2 Issuance and Restrictions	A-11
9.3 Forfeiture	A-11
9.4 Delivery of Restricted Stock	A-11

ARTICLE 10 PERFORMANCE AWARDS	A-12
10.1 Grant of Performance Awards	A-12
10.2 Performance Goals	A-12
10.3 Right to Payment	A-12
10.4 Other Terms	A-12

ARTICLE 11 QUALIFIED PERFORMANCE-BASED AWARDS	A-13
11.1 Options and Stock Appreciation Rights	A-13
11.2 Other Awards	A-13

11.3 Performance Goals	A-13
11.4 Inclusions and Exclusions from Performance Measures	A-14
11.5 Certification of Performance Goals	A-14
11.6 Award Limits	A-14

ARTICLE 12 DIVIDEND EQUIVALENTS	A-14
12.1 Grant of Dividend Equivalents	A-14

ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS	A-14
13.1 Grant of Stock or Other Stock-Based Awards	A-14

ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS	A-15
14.1 Payment of Awards	A-15
14.2 Limits on Transfer	A-15
14.3 Stock Trading Restrictions	A-15
14.4 Acceleration Upon Termination of Service	A-15
14.5 Acceleration upon a Change in Control	A-15
14.6 Effect of Acceleration	A-16
14.7 Forfeiture Events	A-16
14.8 Substitute Awards	A-16

ARTICLE 15 CHANGES IN CAPITAL STRUCTURE	A-16
15.1 Mandatory Adjustments	A-16
15.2 Discretionary Adjustments	A-16
15.3 General	A-17

ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION	A-17
16.1 Amendment, Modification and Termination	A-17
16.2 Awards Previously Granted	A-17

ARTICLE 17 GENERAL PROVISIONS	A-18
17.1 Rights of Participants	A-18
17.2 Withholding	A-18
17.3 Special Provisions Related to Section 409A of the Code	A-18
17.4 Unfunded Status of Awards	A-19
17.5 Relationship to Other Benefits	A-19
17.6 Expenses	A-19
17.7 Titles and Headings	A-19
17.8 Gender and Number	A-19
17.9 Fractional Shares	A-19
17.10 Government and Other Regulations	A-19
17.11 Governing Law	A-20
17.12 Additional Provisions	A-20
17.13 No Limitations on Rights of Company	A-20
17.14 Indemnification	A-20

WHITNEY HOLDING CORPORATION
2007 LONG-TERM COMPENSATION PLAN
ARTICLE 1
PURPOSE
     1.1. GENERAL. The purpose of the Whitney Holding Corporation 2007 Long-Term Compensation Plan (the “Plan”) is to promote the success, and enhance the value, of Whitney Holding Corporation (the “Company”), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.
ARTICLE 2
DEFINITIONS
     2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
     (a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.
     (b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
     (c) “Award Notice” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Notices may be in the form of individual award notices, agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Notices, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
     (d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.
     (e) “Board” means the Board of Directors of the Company.
     (f) “Cause” means, unless otherwise defined in an agreement between the Company (or an Affiliate) and a Participant hereunder, the Participant has:
     (i) Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct that is materially injurious to the financial condition or business reputation of the Company or an Affiliate;
     (ii) Committed intentional damage to the property of the Company or an Affiliate or committed intentional wrongful disclosure of confidential information that is materially injurious to the financial condition or business reputation of the Company or an Affiliate;
     (iii) Is convicted of a felony that is materially injurious to the financial condition or business reputation of the Company or an Affiliate;
     (iv) Violated any statute, rule or regulation under federal or state securities or banking laws that is materially injurious to the financial condition or business reputation of the Company or an Affiliate; or
     (v) Intentionally refused to perform the material duties of his or her position.
No act or failure to act on the part of a Participant will be deemed “intentional” unless done or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interests of the Company or an Affiliate. The Board or Committee, in good faith, shall determine whether Cause has occurred hereunder.
     (g) “Change in Control” means and includes the occurrence of any one of the following events:
     (i) Any person, including any group, determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than an employee benefit plan maintained by the Company or an Affiliate, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, without the approval, recommendation, or support of the Board of Directors of the Company as constituted immediately prior to such acquisition;
     (ii) The Federal Deposit Insurance Corporation or any other regulatory agency negotiates and implements a plan for the merger, transfer of assets and liabilities, reorganization and/or liquidation of Whitney National Bank;
     (iii) The shareholders of the Company approve a reorganization, merger or consolidation of the Company with respect to which the individuals and entities who were beneficial owners of Common Stock of the Company immediately prior to such reorganization, merger or consolidation do not beneficially own, directly or indirectly, more than 80% of the then outstanding common stock or then outstanding voting securities entitled to vote generally in election of directors of the Company resulting from such reorganization, merger or consolidation;
     (iv) A change in the members of the Board of Directors of the Company which results in the exclusion of a majority of the continuing board. For this purpose, the term “continuing board” means the members of the Board of Directors of the Company, determined as of the effective date of this Plan and subsequent members of such board who are elected by or on the recommendation of a majority of such continuing board; or
     (v) The sale of substantially all of the stock or the assets of Whitney National Bank by the Company (or any successor corporation thereto).
The Board of Directors shall determine whether a Change in Control has occurred hereunder.

     (h) “Code” means the U. S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
     (i) “Committee” means the committee of the Board described in Article 4.
     (j) “Company” means Whitney Holding Corporation, a Louisiana corporation, or any successor corporation.
     (k) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (ii) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.
     (l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).
     (m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.
     (n) “Disability” means that (a) an Employee is actually receiving benefits under a separate long-term disability plan maintained by the Company or an Affiliate, or (b) if there is no such plan, a physical or mental infirmity that impairs the Participant’s ability to perform substantially his or her duties for a period of at least 180 consecutive days. The Committee shall determine whether a Participant is or becomes Disabled.
     (o) “Dividend Equivalent” means a right granted to a Participant under Article 12.
     (p) “Effective Date” has the meaning assigned such term in Section 3.1.
     (q) “Eligible Participant” means an employee, officer or director of the Company or any Affiliate.
     (r) “Exchange” means the Nasdaq Stock Market or any national securities exchange on which the Stock may from time to time be listed or traded.

     (s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.
     (t) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.
     (u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, give such term in the applicable Award Notice. If not defined in each such document, the term “Good Reason” as used herein shall not apply to a particular Award.
     (v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
     (w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision.
     (x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Nasdaq Marketplace Rule 4200, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.
     (y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.
     (z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
     (aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
     (bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.
     (cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
     (dd) “Participant” means an employee, officer or director of the Company or any Affiliate who has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

     (ee) “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 10.
     (ff) “Performance-Based Cash Award” means a right granted to a Participant under Article 10 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.
     (gg) “Performance Share” means an Award under Article 10 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
     (hh) “Performance Unit” means an Award under Article 10 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
     (ii) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
     (jj) “Plan” means the Whitney Holding Corporation 2007 Long-Term Compensation Plan, as amended from time to time.
     (kk) “Prior Plan” means the Company’s 2004 Long-Term Incentive Plan, as amended.
     (ll) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Measures as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.
     (mm) “Qualified Business Measures” means one or more of the Business Measures listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.
     (nn) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.
     (oo) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
     (pp) “Retirement” means, unless otherwise defined in the applicable Award Notice, the date on which a Participant ceases to be employed by the Company or an Affiliate, provided he or she (a) has completed not less than ten years of service with the Company and its Affiliates, (b) has attained age 55, and (c) is not terminated for Cause, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment
     (qq) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.
     (rr) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

     (ss) “Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.
     (tt) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.
     (uu) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
     (vv) “1933 Act” means the Securities Act of 1933, as amended from time to time.
     (ww) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 3
EFFECTIVE TERM OF PLAN
     3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”).
     3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than or ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.
ARTICLE 4
ADMINISTRATION
     4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Human Resources Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

     4.2. ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Notice and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.
     4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:
     (a) Grant Awards;
     (b) Designate Participants;
     (c) Determine the type or types of Awards to be granted to each Participant;
     (d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;
     (e) Determine the terms and conditions of any Award granted under the Plan;
     (f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, subject to and in accordance with Article 11 or 14;
     (g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
     (h) Prescribe the form of each Award Notice, which need not be identical for each Participant;
     (i) Decide all other matters that must be determined in connection with an Award;
     (j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;
     (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;
     (l) Amend the Plan or any Award Notice as provided herein; and
     (m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.
     Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

          4.4. DELEGATION.
     (a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.
     (b) Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.
          4.5. AWARD NOTICES. Each Award shall be evidenced by an Award Notice. Each Award Notice shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
          5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Article 15, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,200,000 Shares. Not more than 75% of such aggregate number of Shares may be granted as Full Value Awards. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,000,000.
          5.2. SHARE COUNTING. Shares covered by an Award shall be debited from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.
     (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.
     (b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.
     (c) Substitute Awards granted pursuant to Section 14 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.
          5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
          5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

     (a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 150,000.
     (b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 150,000.
     (c) Restricted Stock or Restricted Stock Units. The maximum aggregate grant of Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units under the Plan in any 12-month period to any one Participant shall be 150,000.
     (d) Performance Units or Performance Shares. The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any 12-month period under the Plan shall be 150,000 Shares, or equal to the value of 150,000 Shares, determined as of the date of vesting or payout, as applicable.
     (e) Cash-Based Awards. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards under the Plan to any one Participant in any 12-month period shall be the greater of $4,500,000 or the value of 150,000 Shares, determined as of the date of vesting or payout, as applicable.
     (f) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 150,000 Shares.
          5.5. MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.8 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Awards granted under the Plan to an employee or officer shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of Awards in the event of the Participant’s death, Disability, or Retirement, or a Change in Control.
ARTICLE 6
ELIGIBILITY
          6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.
ARTICLE 7
OPTIONS
          7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.8) shall not be less than the Fair Market Value as of the Grant Date.
     (b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.
     (c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.
     (d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.
     (e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.
     (f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.
          7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.
ARTICLE 8
STOCK APPRECIATION RIGHTS
          8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
     (a) STAND-ALONE AND TANDEM STOCK APPRECIATION RIGHTS. Stock Appreciation Rights granted under the Plan may, in the discretion of the Committee, be granted either alone or in tandem with an Option granted under the Plan.
     (b) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:
     (1) The Fair Market Value of one Share on the date of exercise; over
     (2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.
     (c) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

     (d) EXERCISE TERM. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.
     (e) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.
     (f) OTHER TERMS. All SARs shall be evidenced by an Award Notice. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Notice.
ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS
     9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Notice setting forth the terms, conditions, and restrictions applicable to the Award.
     9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Notice or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Notice, Awards of Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.
     9.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
     9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS
     10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Notice or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.
     10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate, and may relate to relative performance as compared to an outside reference or peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.
     10.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value if the Committee so provides, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including Shares) as determined by the Committee, variable under conditions specified in the Award Notice, if the performance goals applicable to the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award Notice, if the performance goals applicable to the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.
     10.4. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Notice. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 11
QUALIFIED PERFORMANCE-BASED AWARDS
     11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.
     11.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award, within the time period prescribed by Section 162(m) of the Code, based on one or more of the following Qualified Business Measures, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:
     (i) revenue growth;
     (ii) net income growth;
     (iii) price/earnings ratio;
     (iv) return on equity,
     (v) return on assets,
     (vi) earnings per share on our common stock,
     (vii) total shareholder return with respect to the Stock,
     (viii) improvement in attainment of efficiency levels,
     (ix) improvements in credit quality, and
     (x) attainment of specific strategic business objectives.
     Performance goals with respect to the foregoing Qualified Business Measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).
     11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

     11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE MEASURES. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
     11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Measures or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
     11.6. AWARD LIMITS. Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted or received in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.
ARTICLE 12
DIVIDEND EQUIVALENTS
     12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Notice, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.
ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS
     13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
     14.1. PAYMENT OF AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing a violation of Section 409A of the Code.
     14.2. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
     14.3. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
     14.4. ACCELERATION UPON TERMINATION OF SERVICE. If a person’s Continuous Status as a Participant terminates for a reason other than death, Disability, Retirement, or any other approved reason, all unexercised, unearned, and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and Dividend Equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the applicable Award Notice provides otherwise. Subject to Section 17.3, the Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of such Participant’s death, Disability, Retirement or termination for an approved reason.
     14.5. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Notice or any special Plan document governing an Award, upon the occurrence of a Change in Control, (i) outstanding Options and SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of the actual level of achievement of all relevant performance goals against target or an assumed achievement of all relevant performance goals at the “target” level, and, subject to Section 17.3, there shall be full payout to Participants of the earned Award within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code). Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

     14.6. EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.5, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
     14.7. FORFEITURE EVENTS. The Committee may specify in an Award Notice that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.
     14.8. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
     15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
     15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
     15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
     16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
     16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:
     (a) Subject to the terms of the applicable Award Notice, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);
     (b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;
     (c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and
     (d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17
GENERAL PROVISIONS
     17.1. RIGHTS OF PARTICIPANTS.
     (a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
     (b) Nothing in the Plan, any Award Notice or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
     (c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.
     (d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.
     17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
     17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.
     (a) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Notice by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. In addition, the payment or distribution of any amount or benefit by reason of a “separation from service” to any person who is a “key employee” shall be delayed for such period of time, if any, as may be required to avoid a violation of Code Section 409A. This Section 17.3 does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Notice.

     (b) Notwithstanding anything in the Plan or in any Award Notice to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.
     17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Notice shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.
     17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.
     17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
     17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
     17.10. GOVERNMENT AND OTHER REGULATIONS.
     (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
     (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
     17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Notices shall be construed in accordance with and governed by the laws of the State of Louisiana.
     17.12. ADDITIONAL PROVISIONS. Each Award Notice may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.
     17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
     17.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     The foregoing is hereby acknowledged as being the Whitney Holding Corporation 2007 Whitney Holding Corporation Long-Term Compensation Plan as adopted by the Board on December 20, 2006 and by the shareholders on                     , 2007.

WHITNEY HOLDING CORPORATION

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